SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JULY 12, 2004



                          AMERICAN MEDICAL ALERT CORP.
             (Exact name of registrant as specified in its charter)


            NEW YORK                     333-54992                11-2571221
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


3265 LAWSON BOULEVARD, OCEANSIDE, NEW YORK                            11572
 (Address of Principal Executive Offices)                          (Zip Code)



       Registrant's telephone number, including area code: (516) 536-5850



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

         On July 12, 2004, American Medical Alert Corp., a New York corporation, issued the following press release announcing the promotion of Jack Rhian to the position of President:



CONTACT:

RANDI BALDWIN                                          LESTER ROSENKRANTZ
VICE PRESIDENT COMMUNICATIONS & MARKETING              INVESTOR RELATIONS
AMERICAN MEDICAL ALERT CORPORATION                     CAMERON ASSOCIATES
(516) 536-5850                                         (212) 245-8800 EXT. 212
RANDI.BALDWIN@AMAC.COM                                 LESTER@CAMERONASSOC.COM
----------------------                                 -----------------------




                   AMERICAN MEDICAL ALERT PROMOTES JACK RHIAN
                            TO POSITION OF PRESIDENT


OCEANSIDE, NY--JULY 12, 2004--American Medical Alert Corp. ("AMAC") announced today that Jack Rhian has been appointed President of AMAC effective immediately. Howard M. Siegel will retain the title of Chief Executive Officer and Chairman of the Board. In announcing this appointment, the Board of Directors has determined that AMAC's growth and diversification mandates the separation of the two posts of Chief Executive Officer and President. Mr. Rhian's performance in his position as Chief Operating Officer for the last four
(4) years (a post he will retain), has merited this appointment.

Howard M. Siegel, Chairman and CEO, commented - "Since joining AMAC in 2000, Jack has demonstrated a unique ability to effectively operate the various AMAC business units through a period of dramatic diversification and growth. With a view towards the diversification of our revenues through the rapidly expanding markets of disease management/healthcare monitoring and communication, we are now uniquely positioned to move forward in this area."

"AMAC's business segments are extremely synergistic allowing the Company to establish high levels of efficiency in the deployment of our human and facilities resources. Our capacity for expansion into the disease management and healthcare monitoring fields has never been better and we are committed to steady growth in this area. In his expanded role, we look forward to Jack's continued input as AMAC continues to execute on its business plan in order to drive top and bottom line growth." concluded Mr. Siegel.

Rhian, a graduate of New York University with a Master's degree in Public Administration, joined AMAC in 2000 as Vice President and Chief Operating Officer and was elected to the AMAC board of directors in October of 2002. Prior to joining AMAC, Rhian operated in the capacity of Executive Vice President and Chief Operating Officer of Transcare New York, Inc., a medical transportation company. Prior to his many years as an owner and operator of ambulance and paramedic services, Mr. Rhian served as an associate administrator at Coney Island Hospital as well as other healthcare management related positions.


ABOUT AMERICAN MEDICAL ALERT CORP.

AMAC is a national provider of remote health monitoring devices and 24/7 communication services designed to promote early medical intervention and improve quality of life for senior, disabled and chronically ill populations. AMAC's product and service offerings include Personal Emergency Response Systems
(PERS), electronic medication reminder devices, disease management monitoring appliances and 24/7 medical on-call and emergency response monitoring. AMAC operates several National Medical On-Call and Communication Centers allowing access to trained response professionals 24/7.

This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-KSB, the Company's Quarterly Reports on Forms 10-QSB, and other filings and releases. These include uncertainties relating to government regulation, technological changes, our expansion plans and product liability risks.

                                       ###

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    July 12, 2004

                                            AMERICAN MEDICAL ALERT CORP.


                                            By: /s/ Richard Rallo
                                               ---------------------------------
                                                Name: Richard Rallo
                                                Title:  Chief Financial Officer